CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 9, 1995 (except with respect to the matters discussed in Note 13, as to which the date is December 20, 1995), and to all references to our firm, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-57210 and 33-62542) and Form S-3 (File No. 33-57817).



                                                 /s/ Arthur Anderson, LLP


Atlanta, Georgia
December 22, 1995



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